Exhibit 3.2
UTAH MERGER CORPORATION
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BY-LAWS
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ARTICLE I
OFFICES
Section 1. The registered office shall be located in West Trenton, New Jersey.
Section 2. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETING OF SHAREHOLDER
Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of New Jersey as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meetings or in a duly executed waiver of notice thereof.
Section 2. Annual meetings of stockholders of the corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote, and transact such other business as may properly be brought before the meeting.
Section 3. Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting. Special meetings of the shareholders may be called also by the chairman of the board of directors.
Section 3. Written notice of a special meeting stating the time, place, and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Section 4. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.
ARTICLE IV
QUORUM AND VOTING OF STOCK
Section 1. The holders of shares entitled to cast a majority of the votes at a meeting of the shareholders for the transaction of business, represented in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by the certificate of incorporation or by law. If however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or by law.
Section 3. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may vote either in person or by proxy authorized in accordance with law.
Section 4. Except as provided by law, any action required to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE V
DIRECTORS
Section 1. The number of directors which shall constitute the whole board of directors, other than the first board of directors, shall be one.
Directors need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified.
Section 2. Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the board of directors and newly created directorships resulting from an increase in the number of authorized directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.
Any directorship not filled by the board may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.
Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
Section 4. The directors may keep the books and records of the corporation, except such as are required by statute to be kept at a specific location, at such place or places within or without the State of New Jersey as they may from time to time determine.
Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.
Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
Section 4. Any meetings of the Board of Directors of the corporation shall be held at such date and time as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors may also be called by the Secretary or by the Chairman of the corporation. Notice of any meeting of the Board of Directors shall be provided at least one hour prior to such meeting. Notice may be waived by any director. Notice of a Board meeting may be provided orally or in writing. Written notice may be provided by e mail to a director’s e-mail address on the records of the corporation and will be effective when sent. Written notice may be provided by facsimile transmission or by electronic transmission. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except at may be otherwise specifically provided by the New Jersey Permanent Statutes or other applicable law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 5. Attendance of a director at any meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 6. Majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board unless a greater proportion is required by law, by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

Section 7. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at a meeting of the board, or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the board or committee.
ARTICLE VII
COMMITTEES OF DIRECTORS
Section 1. The board of directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution or in the certificate of incorporation or in these by-laws, each such committee shall have and may exercise all the authority of the board of directors in the management of the corporation, except as otherwise restricted by statute. Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. A committee shall keep regular minutes of its proceedings and report the same to the board when required.
ARTICLE VIII
NOTICES
Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. Any notice required or permitted pursuant to statute, the certificate of incorporation, these by-laws or any resolution of directors or shareholders may also be given by electronic transmission as provided by statute.
Section 2. Whenever any notice is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS
Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT
Section 5. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
Section 6. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS
Section 7. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES
Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURER
Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
Section 11. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.
Section 12. If required by the board of directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
Section 13. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES
Section 1. The shares of the corporation shall be represented by certificates or, in accordance with statute, shall be uncertificated. Certificates representing shares shall be signed by, or in the name of the corporation, by the chairman or vice-chairman of the board, or the president or a vice-president and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as have been determined, and of the authority of the board of directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.
Section 2. Any or all of the signatures of the officers of the corporation upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.
LOST CERTIFICATES
Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE
Section 5. The board of directors may fix, in advance, a date for determining the corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof; (b) give a written consent to any action without a meeting; or (c) receive payment of any dividend or allotment of any right. The record date may in no case be more than sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders entitled to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. If no record date is fixed, the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted; and the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of New Jersey, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.
REGISTERED SHAREHOLDERS
Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

LIST OF SHAREHOLDERS
Section 7. The officer or agent having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at a shareholders’ meeting, or adjournment thereof. The list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by statute. The list (a) shall be arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder, (b) shall be produced or made available by means of a visual display at the time and place of the meeting and (c) shall be subject to the inspection of any shareholder for reasonable periods during the meeting.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in bonds of the corporation, in shares of the corporation or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL
Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XII
AMENDMENTS
Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.